UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 12, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, Imperial Finance and Trading, LLC (“Imperial”), a wholly-owned subsidiary of Emergent Capital, Inc. (“Emergent” or the “Company”), entered into a retention agreement with each of Jack Simony, the Company’s Chief Investment Officer (the “Simony Retention Agreement”), and Harvey Werblowsky, the Company’s Chief Legal Officer and General Counsel (the “Werblowsky Retention Agreement” and, together with the Simony Retention Agreement, the “Retention Agreements”).Each Retention Agreement provides for a cash retention payment (each, a “Retention Payment”) and certain extended benefits to each of Mr. Simony and Mr. Werblowsky (the “Benefits”) in recognition of his significant contributions to consummating the Company’s August 2019 transaction with Jade Mountain Partners, LLC, which allowed the Company and its subsidiary White Eagle Asset Portfolio, L.P. (“White Eagle”) to refinance an onerous credit facility and improve the Company’s overall financial position (the “White Eagle Transaction”), and in consideration of Mr. Simony’s and Mr. Werblowsky’s continued support and assistance with the current restructuring under consideration by the Company (the “Restructuring”).

The Retention Agreements provide that in exchange for his Retention Payment and Benefits, each of Mr. Simony and Mr. Werblowsky will remain employed by Imperial pursuant to his current employment agreement, each dated March 13, 2018 (the “Employment Agreements”), and that each Retention Payment is in lieu of any severance otherwise payable to Mr. Simony or Mr. Werblowsky under his Employment Agreement. In addition, each of Mr. Simony and Mr. Werblowsky will not be eligible to receive any portion of his Retention Payment if he is terminated for Cause (as defined in the Employment Agreements) or resigns without Good Reason (as defined in the Employment Agreements). The Retention Payments consist of $1,000,000 for Mr. Simony and $500,000 for Mr. Werblowsky. The Benefits consist of, for each of Mr. Simony and Mr. Werblowsky, 12 months of (x) COBRA health insurance coverage reimbursement from the company and (x) other benefits to which he would be entitled upon an involuntary termination without Cause under his Employment Agreement. The Retention Payments are payable as to two-thirds upon entering into the Retention Agreements and one-third within three (3) business days of the consummation of the Restructuring, so long as the White Eagle Transaction remains in full force and effect and White Eagle and its limited partnership agreement remain operative and in good standing. In the event that the Company files for bankruptcy prior to the payment of any portion of Mr. Simony’s or Mr. Werblowsky’s
Retention Payment or Benefits, the Company will file with the bankruptcy court a motion to approve a Key Employee Retention Plan to preserve each of Mr. Simony’s and Mr. Werblowsky’s rights under his Retention Agreement to his full Retention Payments and Benefits provided that he must comply with all of the provisions of his Retention Agreement.

The above descriptions of the Simony Retention Agreement and the Werblowsky Retention Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits    EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Agreement dated as of November 12, 2019 between Imperial Finance & Trading, LLC and Jack Simony.
10.2	Retention Agreement dated as of November 12, 2019 between Imperial Finance & Trading, LLC and Harvey Werblowsky.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 18, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer